CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Master Trust

We consent to the use of our reports for Wells Fargo Advantage C&B Large Cap Value Portfolio, Wells Fargo Advantage Diversified Large Cap Growth Portfolio, Wells Fargo Advantage Emerging Growth Portfolio, Wells Fargo Advantage Equity Value Portfolio, Wells Fargo Advantage Index Portfolio, Wells Fargo Advantage Inflation-Protected Bond Portfolio, Wells Fargo Advantage International Equity Portfolio, Wells Fargo Advantage International Growth Portfolio, Wells Fargo Advantage International Index Portfolio, Wells Fargo Advantage International Value Portfolio, Wells Fargo Advantage Large Company Value Portfolio, Wells Fargo Advantage Managed Fixed Income Portfolio, Wells Fargo Advantage Small Cap Value Portfolio, Wells Fargo Advantage Small Company Growth Portfolio, Wells Fargo Advantage Small Company Value Portfolio, Wells Fargo Advantage Stable Income Portfolio, and Wells Fargo Advantage Total Return Bond Portfolio, seventeen of the portfolios constituting the Wells Fargo Master Trust, dated July 27, 2012, incorporated herein by reference, and to the reference to our firm under the caption “ITEM 27. FINANCIAL STATEMENTS” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 28, 2012